Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements of Carbon Natural Gas Company on Form S-8 (files No. 333-179184) of our report dated March 26, 2014 relating to the audit of the consolidated financial statements for the years ending December 31, 2013 and 2012, appearing in the Annual Report on Form 10-K of Carbon Natural Gas Company for the year ended December 31, 2013.

EKS&H LLLP

Denver, Colorado

March 31, 2014